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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):                  June 14, 2000

                          CANYON RESOURCES CORPORATION
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             (Exact name of registrant as specified in its charter)

    Delaware                        1-11887                       84-0800747
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 State or other              (Commission File No.)             (IRS Employer
  jurisdiction                                               Identification No.)
of incorporation)

                      14142 Denver West Parkway, Suite 250
                                Golden, Colorado                    80401
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                     (Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code      (303) 278-8464
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                                 Not Applicable
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          (Former name or former address, if changed since last report)


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Item 5 Other Events

         On June 14, 2000, Franco-Nevada Mining Corporation, Inc., d.b.a. 7-Up Nevada Joint Venture, filed a Complaint against the Seven-Up Pete Joint Venture, an Arizona general partnership, Canyon Resources Corporation, CR Montana Corporation, and Perkins Coie, LLP, a Washington limited liability partnership, in the District Court, City and County of Denver, Colorado. The Complaint relates to the May 26, 1999 Financial Support Agreement for the Seven-Up Pete Joint Venture which was funded on September 28, 1999, between Franco-Nevada and the Seven-Up Pete Joint Venture, whose partners are Canyon Resources Corporation and CR Montana Corporation, a wholly owned subsidiary of Canyon Resources. Perkins Coie is counsel to Canyon Resources and has held the funds provided by Franco-Nevada in a client trust account and has released funds from that account as instructed by the Seven-Up Pete Joint Venture.

         After Franco-Nevada completed extensive due diligence work, the Agreement required Franco-Nevada to provide $3.0 million to the Seven-Up Pete Joint Venture to enable the Venture to maintain its mineral and other property rights near Lincoln, Montana, and to undertake legal actions necessary to overturn the anti-mining initiative, I-137, or receive recompense for the loss of the property rights. In addition, Franco-Nevada secured a $500,000 reclamation bond for the properties. In exchange for the financing provided under the Agreement, Seven-Up Pete Joint Venture conveyed to Franco-Nevada a four percent net smelter returns royalty from all minerals produced from the properties if I-137 were overturned and the properties were mined, or the right to receive one third of any property takings award.

         The Complaint alleges that the Defendants misrepresented or concealed material facts concerning the properties, the Venture, and Canyon Resources prior to the date of closing, September 28, 1999, and have breached obligations of the Agreement since then. In the Complaint, Franco-Nevada seeks to have the Agreement cancelled, a return of all funds provided by Franco-Nevada, and the imposition of additional unspecified damages, including punitive damages, to be determined at trial, and the recovery of interest, costs, and attorney fees.

         Canyon Resources believes that Franco-Nevada's claims are without merit. The Agreement specifically states that unless the Venture receives recompense for not being able to develop the properties or the Venture is permitted to develop the properties, then the Venture has "no obligation to refund or return to (Franco-Nevada) all or any portion of the Funding Commitment or Bonding Commitment." Canyon Resources and the Seven-Up Pete Joint Venture intends to vigorously defend this lawsuit.

CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

         The matters discussed in this report on Form 8-K, when not historical matters, are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from projected results. Such factors include, among others, the speculative nature of mineral exploration, commodity prices, production and reserve estimates, environmental and government regulations, availability of financing, force majeure events, and other risk factors as described from time to time in the Company's filings with the Securities and Exchange Commission. Many of these factors are beyond the Company's ability to control or predict. The Company disclaims any intent or obligation to update its forward-looking statements, whether as a result of receiving new information, the occurrence of future events, or otherwise.

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                                   SIGNATURES

         Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CANYON RESOURCES CORPORATION

Date: June 20, 2000                     By:   /s/  Richard H. De Voto
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                                           Richard H. De Voto, President



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